Exhibit 99.1

MEMORANDUM OF PROPOSED AMENDMENTS TO THE ROCKWELL AUTOMATION, INC. 2000 LONG-TERM INCENTIVES PLAN, AS AMENDED (November 2, 2005)

1.	Amend Section 2 of the Plan to redesignate paragraphs (v) and (w) as paragraphs (x) and (z), respectively, and to redesignate paragraphs (x), (y), (z), (aa) and (bb), as paragraphs (aa), (bb), (cc), (dd) and (ee), respectively.

2.	Amend Section 2 of the Plan to add new paragraphs (v), (w) and (y) regarding performance share, performance unit and restricted stock awards to read in their entirety as follows;

2.(v). “Performance Share” means an Award denominated in Stock granted pursuant to Section 4(e).

(w). “Performance Unit” means an Award denominated in cash granted pursuant to Section 4(d).

(y). “Restricted Stock” means an Award of Stock subject to restrictions granted pursuant to Section 4(c).

3.	Amend Section 4 of the Plan to redesignate paragraphs (e) and (f) as paragraphs (f) and (g), respectively.

4.	Amend Section 4 of the Plan to add a new paragraph (e) regarding performance shares to read in its entirety as follows:

4(e). Performance Shares. A Performance Shares is an Award denominated in Stock, the amount of which may be based on the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted over a specified period of time. The payout of Performance Shares may be in Stock, in cash or partly in cash and partly in Stock, as the Committee may determine. Unless otherwise determined by the Committee, a grantee of Performance Shares shall not receive any dividends or other distributions paid with respect to such Performance Shares.

5.	Amend the penultimate sentence of Section 5(a) of the Plan to limit the number of shares that may be delivered in payment of performance shares to read in its entirety as follows:

“In addition, (i) no more than 4 million shares of Stock shall be granted in the form of Restricted Stock or delivered in payment of Performance Shares; and (ii) SARs shall be granted with respect to no more than 100,000 shares of Stock.

6.	Amend Section 5(b) of the Plan to include individual limits on the number of shares deliverable in payment of performance shares to read in its entirety as follows:

5(b). Subject to the adjustment provisions of Section 9, no single Participant shall receive, in any fiscal year of the Corporation, Awards in the form of (i) Options with respect to more than that number of shares of Stock determined by subtracting from 2,500,000 the number of shares of Stock with respect to which Options or options to purchase Stock under any other plan of the Corporation or a Subsidiary have been granted to such Participant during the immediately preceding four fiscal years of the Corporation; and (ii) Restricted Stock or Performance Shares for more than that number of shares of Stock determined by subtracting from 1,000,000 the number of shares of Stock granted as Restricted Stock or deliverable in payment of Performance Shares granted or granted as restricted stock or deliverable in payment of performance shares granted under any other plan or program of the Corporation or a Subsidiary to such Participant during the immediately preceding four fiscal years of the Corporation.

7.	Amend Section 5(c) of the Plan to provide that only reacquired shares shall be delivered in payment of performance shares to read in its entirety as follows:

5(c). The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may be reacquired shares held in treasury or authorized but unissued shares; provided, however, that unless otherwise determined by the Committee, shares of Stock that may be granted as Restricted Stock or delivered in payment of Performance Shares shall consist only of reacquired shares.

8.	Amend Section 10(n) of the Plan to authorize supplementary plans that provide for the grant of performance shares to read in its entirety as follows:

10(n). Supplementary Plans. The Committee may authorize Supplementary Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock or Performance Shares to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of other Awards in those forms pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any Supplementary Plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any Supplementary Plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any Supplementary Plan shall include provisions that conform with Section 4(c); and Performance Shares granted under any Supplementary Plan shall include provisions that conform with Section 4(e).